Exhibit 99.1

FIRST WATCH RESTAURANT GROUP, INC. REPORTS PRELIMINARY OPERATIONAL METRICS FOR THE FOURTH QUARTER AND FISCAL YEAR 2025

BRADENTON, Fla. — January 12, 2026 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported certain preliminary operational metrics for the thirteen weeks ended December 28, 2025 (“fourth quarter”) and fiscal year ended December 28, 2025 (“2025”).

“Among our team’s 2025 achievements were a record 64 new system-wide restaurant openings across 23 states as well as posting same restaurant sales growth of +3.6% and positive same restaurant traffic growth,” said Chris Tomasso, First Watch CEO and President. “Our 2024 and 2025 new restaurant classes combined continue to outperform the comparable restaurant base and our underwriting expectations, and our pipeline for 2026 is strong. We remain confident in the continued execution of our long-term strategy and extending our lead in Daytime Dining.”

Sales and Traffic Highlights

	Fourth Quarter	2025
Same-Restaurant Sales Growth	+3.1%	+3.6%
Same-Restaurant Traffic Growth	-1.9%	+0.5%

Restaurant Development
During the fourth quarter, there were 13 new system-wide restaurant openings consisting of 12 company-owned restaurants and one franchise-owned restaurant.

During 2025, there were 64 system-wide new restaurant openings (55 company-owned and nine franchise-owned), and three closures.

At December 28, 2025, First Watch had 633 system-wide restaurants, consisting of 560 company-owned restaurants and 73 franchise-owned restaurants across 32 states.

ICR Conference Participation Today

Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a fireside chat today, Monday, January 12, 2026 at the 28th Annual ICR Conference at the Grande Lakes Orlando. The fireside chat webcast will begin at 11:00 a.m. Eastern Time and will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after it has concluded. Management will also host meetings at the conference with institutional investors.

Definitions
The following definitions apply to these terms as used in this release:
Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the 13 weeks and 52 weeks ended December 28, 2025, there were 381 restaurants in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy.

System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

About First Watch

First Watch is the leading Daytime Dining concept serving made-to-order breakfast, brunch and lunch using the freshest ingredients available. Guided by its “Follow the Sun” culinary philosophy, First Watch's chef-driven menu rotates five times a year to feature the highest-quality flavors at their peak, offering elevated executions of classic favorites, fresh juices like the Kale Tonic, and fan favorites such as the Lemon Ricotta Pancakes, Quinoa Power Bowl and signature Million Dollar Bacon. For every kid’s meal served, First Watch proudly donates a portion to organizations and causes making a positive impact in our communities – raising more than $1.7 million to date. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” awards, First Watch was voted 2025’s #1 Best Breakfast by Newsweek’s Readers’ Choice Awards and was also named 2025 and 2024’s #1 Most Loved Workplace® in America by the Best Practice Institute (as seen in The Wall Street Journal), after appearing on the list in 2022 and 2023 as well. With a commitment to quality, hospitality and community, First Watch is redefining Daytime Dining across more than 630 restaurants in 32 states. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 29, 2024, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession; uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws, including trade and tax policies; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; and failure to comply with covenants under our credit facility.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact:
Steven L. Marotta
941-500-1918

investors@firstwatch.com

Media Relations Contact:
Jenni Glester
407-864-5823
jglester@firstwatch.com

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